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                                  AMENDMENT NO. 1
                                         TO
                              SCOTT TECHNOLOGIES, INC.
                     401(k) SAVINGS PLAN FOR SALARIED EMPLOYEES


              THIS AMENDMENT NO. 1 is made this 27 day of May, 1999, by SCOTT TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as the "Company").

                                W I T N E S S E T H:

              WHEREAS, the Company amended and restated the Scott Technologies, Inc. 401(k) Savings Plan for Salaried Employees (hereinafter referred to as both "Plan" and "Trust and Plan"), effective as of January 1, 1998; and

              WHEREAS, the Company reserved the right, pursuant to Section 20.1 of the Plan, to make certain amendments thereto; and

              WHEREAS, it is the desire of the Company to amend the Plan in order to reflect the recapitalization of the Company and the consolidation of the Class A and Class B shares of the Company's stock into a single class of shares and to provide for a transition period with regard to directions of investments under and withdrawals and distributions from the Plan related to the change of the recordkeeper for the Plan;

              NOW, THEREFORE, pursuant to Section 20.1 of the Plan, the Company hereby amends the Plan as follows:

              (1) Effective as of December 16, 1998, Section 2.38 of Article II of the Plan is hereby amended by the deletion of said Section 2.38 and the substitution in lieu thereof of a new Section 2.38 to read as follows:

"2.38 The word 'Shares' shall mean common shares of the Company's capital stock, together with any voting trust certificates representing beneficial ownership of such shares."

              (2) Effective as of December 18, 1998, Article II of the Plan is hereby amended by the addition at the end thereof of a new Section 2.54 to read as follows:

"2.54 The words 'Transition Period No. 3' shall mean the period which commenced on December 18, 1998 and which will end on the date which is approximately one
(1) month following the final reconciliation of the valuation of this Trust and Plan's assets by the prior recordkeeper for the fourth quarter of 1998."

              (3) Effective as of December 16, 1998, Section 7.1 of Article VII of the Plan is hereby amended by the deletion of the second paragraph of said Section 7.1 and the substitution in lieu thereof of a new paragraph to read as follows:

"As of December 16, 1998 the Trustee is maintaining the following types of investment funds within the Trust Fund:

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(a)    Stable Income Fund;

(b)    Fixed Income Fund;

(c)    Balanced Fund;

(d)    Growth & Income Fund;

(e)    Flexible Asset Allocation Fund;

(f)    Equity Growth Fund;

(g)    Small Cap Growth Fund;

(h)    International Fund;

(i)    Conservative Lifestyle Fund;

(j)    Moderate Lifestyle Fund;

(k)    Aggressive Lifestyle Fund; and

(l)    Common Stock Fund."

              (4) Effective as of January 1, 1999, Section 7.1 of Article VII of the Plan is hereby further amended by the deletion of the second paragraph of said Section 7.1 and the substitution in lieu thereof of a new paragraph to read as follows:

"As of January 1, 1999 the Trustee is maintaining the following types of investment funds within the Trust Fund:

(a)    Stable Income Fund;

(b)    Fixed Income Fund;

(c)    Balanced Fund;

(d)    Growth & Income Fund;

(e)    Asset Allocation Fund;

(f)    Large Cap Growth Fund;

(g)    Mid Cap Growth Fund;

(h)    Blended Small Cap Growth Fund;

(i)    International Fund;

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(j)    Conservative Lifestyle Fund;

(k)    Moderate Lifestyle Fund;

(l)    Aggressive Lifestyle Fund; and

(m)    Common Stock Fund."

              (5) Effective as of December 16, 1998, Sections 7.3, 7.6, 17.1 and 17.4 of Articles VII and XVII of the Plan are hereby amended as follows:

(a) any reference to "the Class A Common Stock Fund and/or the Class B Common Stock Fund" shall be replaced with a reference to "the Common Stock Fund;"

(b) any reference to "both the Class A Common Stock Fund and the Class B Common Stock Fund" shall be replaced with a reference to "the Common Stock Fund;"

(c) any reference to "the Class A Common Stock or the Class B Common Stock" shall be replaced with a reference to "the Shares;"

(d) any reference to "the Class A Common Stock Fund and the Class B Common Stock Fund" shall be replaced with a reference to "the Common Stock Fund;"

(e) any reference to "the Class A Common Stock Fund or the Class B Common Stock Fund" shall be replaced with a reference to "the Common Stock Fund;"

(f) any reference to "shares of the Company's Class A Common Stock or Class B Common Stock" shall be replaced with a reference to "Shares;" and

(g) any reference to "Shares of Class A and Class B Common Stock" shall be replaced with a reference to "Shares."

              (6) Effective as of December 18, 1998, Section 7.4 of Article VII of the Plan is hereby amended by the addition at the end thereof of a new paragraph to read as follows:

"Notwithstanding the foregoing provisions of this Section, daily valuation of the Investment Funds may be suspended during Transition Period No. 3. However, all accounts shall be valued as of December 31, 1998 to reflect the final reconciliation of the valuation of this Trust and Plan's assets by the prior recordkeeper for the fourth quarter of 1998."

              (7) Effective as of December 16, 1998, Section 7.6 of Article VII of the Plan is hereby further amended by the deletion of the last sentence of said Section 7.6.

              (8) Effective as of December 16, 1998, Section 17.4 of Article XVII of the Plan is hereby further amended by the deletion of subparagraph (b) of the second paragraph of said Section 17.4 and the substitution in lieu thereof of a new subparagraph (b) to read as follows:

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"(b)   Such document or documents shall permit the person to exercise such right with respect to Shares held in his accounts;"

              (9) Effective as of December 16, 1998, Section 17.4 of Article XVII of the Plan is hereby further amended by the deletion of subparagraph (d) (other than subparagraphs (d)(i) and (ii)) of the second paragraph of said
Section 17.4 and the substitution in lieu thereof of a new subparagraph (d) to read as follows:

"(d)   If an account contains a fractional Share, such Share shall be aggregated with other fractional Shares for which the tender, exchange or voting decision is the same, for tender, exchange or voting purposes, but:"

              (10) Effective as of December 16, 1998, Section 25.1 of Article XXV of the Plan is hereby amended by the deletion of the last sentence of subparagraph (a) of said Section 25.1.

              (11) Effective as of December 18, 1998, Article XXVI of the Plan is hereby amended by the addition at the end thereof of a new Section 26.15 to read as follows:

"26.15 The following restrictions shall apply to all accounts during Transition Period No. 3:

(a) no investment directions made pursuant to Article VII hereof shall be implemented; provided, however, that purchases or sales of Shares initiated immediately prior to Transition Period No. 3 may be settled;

(b) unless required by law, no withdrawals or distributions shall be made pursuant to Article IX, X or XV hereof;

(c)    no loans shall be made pursuant to Article XI hereof; and

(d)    no transfers shall be made pursuant to Article XXIII hereof."

Notwithstanding anything contained in this Trust and Plan, the provisions of this Section shall supercede any contrary provisions of this Trust and Plan."

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              IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this Amendment No. 1 to be executed as of the day and year first above written.

                                          SCOTT TECHNOLOGIES, INC.

                                                 ("Company")


                                          By: /s/ Debra L. Kackley
                                              --------------------

                                          And /s/ Mark A. Kirk
                                              --------------------

              The Trustee hereby acknowledges receipt of, accepts and executes the foregoing Amendment No. 1.

                                          CHICAGO TRUST COMPANY

                                                 ("Trustee")


                                          By: /s/ Terry Zickle
                                             ------------------

                                          And /s/ Dan Jaszi
                                             ------------------